LICENSE AGREEMENT FOR FIVE PROGRAMS

THIS AGREEMENT made as of April 22, 2005 by and between IndieVision Films, Inc. whose address is 9606 Santa Monica Blvd. Third Floor, Beverly Hills, CA. 90210 (LICENSEE) and, Karma Media whose address is 13101 Washington Blvd. 2nd Floor, Los Angeles, CA 90066 (LICENSOR).

Whereas, LICENSOR is the owner or controller of the Programs comprised of episodes in the series "Estelle's Paradise" (the Programs) which are the subject of this agreement, the Programs are entitled:

1. Venice Beach, California"

2. "Kauai II"

3. "Solvang, California"

4. "Belize - Maruba"

5. "Greece"

WHEREAS LICENSOR wishes to license the Programs to LICENSEE and LICENSEE wishes to license the Programs from LICENSOR in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.    TERM:   The term of this Agreement (the License Term) is for one year four months upon Licensee's receipt of the materials.

2.     LICENSE RIGHTS

Licensor hereby grants to Licensee during the term of this agreement the exclusive internet broadband rights to exhibit and broadcast the Programs worldwide over the Internet, Internet portals, on-demand on Broadband channels, broadband subscription based, Set Top Box and 3G devices, to distribute, exhibit, advertise, publicize and exploit the Programs in such manner as Licensee and its assigns may deem proper or expedient. Licensor reserves the right to broadcast the Programs on its own website(s) via the Internet for its own benefit and use to showcase its products and services for self promotion and marketing; for which it will not extend such right to third parties for the exhibition of the Programs as granted to Licensee herein.

A.

Make such dubbed and titled versions of the Programs, and the trailer thereof, including, without limitation, cut-in, synchronized and superimposed versions in any foreign language.

B.

Publish, cause or permit to be published in all languages and in such forms as Licensee may deem advisable, synopses, summaries, or abridgments of the Programs in newspapers, magazines, trade periodicals, press books and other publications in all other media or advertising and publicity.

C.

Broadcast or license or authorize others to broadcast the Programs, and to use any parts or portions of the Programs for the purpose of promotion and advertising.

D.

Subject to the applicable agreements for any such Artists, the right to use the name, photograph, likeness and reproductions of the images, likeness and/or voices of the Talent or Artist(s) to promote and advertise the Programs.

3.

LICENSE FEE AND MATERIALS:  Within one week to fourteen days after execution of this Agreement Licensor shall deliver to Licensee the Materials containing Beta SP masters, artwork on a CD (including graphics of the show title and pictures representative of the Programs) and dialog lists of each Program.  Upon Licensee's receipt of Materials Licensee shall pay Licensor a total License Fee of three thousand two hundred fifty dollars ($3,250.00) for the Programs plus the cost of the five Beta SP masters of two hundred fifty U.S. dollars ($250.00).  If Licensee determines that any of the Materials are incomplete or defective shall notify Licensor in writing, and Licensor at its own cost shall deliver new materials (the "New Materials") within ten days to Licensor, such approval of New Materials shall be at Licensee's discretion.

         .

4.

WARRANTIES AND REPRESENTATIONS:

A..

Licensor warrants and represents that it has the full right and authority to enter into this Agreement and to provide all of the materials provided to Licensee hereunder including any photos, slides or other artwork provided for its exhibition or advertising use.

(i)

With respect to each Program, neither the Program nor any of the contents contained therein (including, but not limited to, the title thereof and any music and sound synchronized therewith), nor any use or distribution or exploitation of the Program, nor any exercise by Licensee of any or all of the rights granted to Licensee pursuant to this Agreement, nor any Materials delivered hereunder shall at any time during the Term violate or infringe upon any right or interest of any person or entity, including, but not limited to, any copyright, literary right, dramatic right, privacy right, musical right, publicity right, artistic right, personal right, property right, civil right, trademark right, trade name, service mark or any other right or interest of any person or entity.

(ii)

With respect to each Program, during the Term hereof there shall not be any actual or threatened liens, claims, encumbrances, legal proceedings, restrictions, agreements or understandings which will conflict or interfere with, limit, derogate from, or be inconsistent with, or otherwise affect any of the provisions of this Agreement, any of the representations and warranties of Licensor contained herein or the enjoyment by Licensee of any or all of the rights granted to Licensee hereunder.

B.

LICENSEE warrants and attests that it shall not use, or cause to be used, the Programs in any manner other than in strict accordance with the rights herein granted and that it shall pay all fees and costs promptly as agreed herein.

5.

INDEMNIFICATION:  Except as otherwise provided herein, each of the parties hereto shall indemnify, save and hold the other harmless from loss or damage (including reasonable attorneys fees) arising out of or connected with any claim by a third party which is inconsistent with any of the recitals, agreements, representations or warranties hereto. Should it become necessary for Licensor to enforce this agreement, the prevailing party will be entitled to recover from the other party reasonable attorneys fees and costs.

6.

ASSIGNABILITY   Licensee shall have the right to assign, transfer, delegate, license, sublicense or convey this Agreement and any of its rights, licenses, privileges and obligations hereunder in whole or in part, without limitation.  This Agreement shall inure to the benefit of Licensee and its successors, assigns, Licensees, sub Licensees and sub distributors.

7.

GOVERNING LAW.  This agreement is entered into pursuant to the laws of the State of California, USA, and any dispute arising between the parties shall be adjudicated therein Los Angeles County.  If any provisions of this Agreement shall be held void, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, invalid or inoperative provision had not been contained herein.  In the event of any dispute between us, the parties' sole remedy shall be binding arbitration in Los Angeles pursuant to the Commercial Arbitration Rules of the American Arbitration Association or the AFMA arbitration.  This arbitration provision shall remain in full force and effect following the expiration and/or termination of this Agreement.

8.

ENTIRE AGREEMENT:  This agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all agreements whether verbal or written, between the parties, with respect to the matters contained herein.  Any alterations, modification, or other changes hereto unless agreed to in writing and signed by both parties.

9.

NOTICES:  Any notices or payment which either party hereto is required to give to the other party, shall be addressed to the respective addresses first above written, or to such other address as either party shall designate in writing to the other party from time to time.

This LICENSE becomes a binding agreement between the parties hereto when executed by both parties to this agreement, according to the terms and conditions herein, and all fees required to be paid are paid in full and accounted for by Licensor.  This license signed, accepted, and agreed to on the date below as to each.

Accepted by:

LICENSOR Karma Media, Inc.

    LICENSEE, IndieVision Films, Inc.

_________________________

_____________________________

BY: Doninique Einhorn

BY:  Bobbie Stone

President

President

DATE:  ___________________

DATE: _______________________